                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the use in this Registration Statement of Kapson Senior Quarters Corp. on Form S-1 of our reports dated February 21, 1996 and January 29, 1996 relating to the financial statements of Town Gate East (A Partnership) and Town Gate Manor (A Partnership), respectively appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Rotenberg & Company, LLP
Rochester, New York

August 21, 1996